EXHIBIT 10.8



                        AMENDMENTS TO
        THE CARNIVAL CORPORATION QUALIFIED RETIREMENT PLAN



     The Carnival Corporation Qualified Retirement Plan (the "Plan") is hereby amended as of August 29, 1997, effective December 31, 1997 as follows:

     (1) The following sentence is added to the preamble of the Plan as follows:

          Effective December 31, 1997, benefit accruals under the Carnival Corporation Qualified Retirement Plan will cease.

     (2) The following sentence is added to the end of Section 1.8 of the Plan as follows:

          Notwithstanding the foregoing, no Benefit Accrual Years of Service shall be credited to any Participant under this Plan after December 31, 1997.

     (3) The following sentence is added to the end Section 2.2 of the Plan as follows:

          Notwithstanding the foregoing, effective January 1, 1998, for purposes of Articles 2 and 3 and for determining a Participant's Benefit Accrual Years of Service and Vesting Years of Service, no individual shall continue active participation in the Plan or become eligible to become a Participant hereunder.

     (4) The following sentence is added to the end Section 5.1 of the Plan as follows:

          Notwithstanding the foregoing, any Participant employed by an Employer on December 31, 1997, shall become fully vested in his Retirement Benefit.